                                                                 Exhibit 2.1


THE CONNECTICUT LIGHT AND POWER COMPANY AND SUBSIDIARIES
PRO FORMA BALANCE SHEET - ASSETS*
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)
                                                                                                 Pro Forma
                                                                                                   Giving
                                                                               Millstone         Effect to
                                              Per Book     Securitization         Sale          Adjustments
                                              --------     --------------      ---------        -----------
Utility Plant, at cost:
  Electric                                   $5,722,708        $               $(120,700)  (8)  $5,602,608
    Less:  Accumulated provision
           for depreciation                   4,202,763                         (290,530)  (9)   3,912,233
                                             ----------        ----------      ---------        ----------
                                              1,519,945               0          169,830         1,689,775
Construction work in progress                   112,624                                            112,624
Nuclear fuel, net                                73,520                          (69,503)  (8)       4,017
                                             ----------        ----------      ---------        ----------
  Total net utility plant                     1,706,089               0          100,327         1,806,416
                                             ----------        ----------      ----------       ----------
Other Property and Investments:
    Nuclear decommissioning trusts,
      at market                                 549,373                          (540,123) (10)      9,250
    Investments in regional nuclear
      generating companies, at equity            55,907                                             55,907
    Other, at cost                               30,882                                             30,882
                                             ----------        ----------      ----------       ----------
                                                636,162                 0       (540,123)           96,039
                                             ----------        ----------      ----------       ----------

Current Assets:
  Cash                                            5,242                 0 (1)     12,524  (11)     17,766
  Special Deposits                                                100,000 (2)                     100,000
  Investment in securitizable assets             62,635                                            62,635
  Notes receivable from
    affiliated companies                         80,400                                            80,400
  Receivables, net                               36,232                                            36,232
  Accounts receivable from
  affiliated companies                          135,821                                           135,821
  Fuel, materials and supplies,
    at average cost                              40,206                                            40,206
  Prepayments and other                         197,864                                           197,864
                                              ----------        ----------      ----------       ---------
                                                 558,400          100,000        12,524           670,924
Deferred Charges:
    Regulatory assets:
      Recoverable nuclear costs                1,128,135                       (856,533) (12)     271,602
      Income taxes, net                          377,209                                          377,209
      Unrecovered contractual obligations        177,257                                          177,257
      Recoverable energy costs, net               85,445                                           85,445
      Other                                       66,213        1,051,602 (3)                   1,117,815
    Unamortized debt expense                      14,977                         15,209  (13)      30,186
    Other                                         34,486                                           34,486
                                               ----------        ----------    ----------       ----------
                                               1,883,722        1,051,602      (841,324)        2,094,000
                                             ----------        ----------      ----------       ----------
      Total Assets                            $4,784,373       $1,151,602   $(1,268,596)       $4,667,379
                                              ==========       ==========     ==========      ===========

**The pro forma balance sheet reflects only the use of proceeds from the described transactions and the direct related impacts on the company's capital structure.

THE CONNECTICUT LIGHT AND POWER COMPANY AND SUBSIDIARIES
PRO FORMA BALANCE SHEET - CAPITALIZATION AND LIABILITIES*
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)
                                                                                                 Pro Forma
                                                                                                   Giving
                                                                               Millstone         Effect to
                                              Per Book     Securitization         Sale          Adjustments
                                              --------     --------------      ---------        -----------
Capitalization:
  Common stock                               $   75,849        $               $                $    78,849
  Capital surplus, paid in                      412,993                         (100,000) (13)      312,993
  Retained earnings                             208,816            19,659         19,035  (13)      247,510
  Accumulated other comprehensive income            802                                                 802
                                             ----------        ----------      ----------       -----------
    Total common stockholder's equity           698,460            19,659        (80,965)           637,154
  Preferred stock not subject to
    mandatory redemption                        116,200                                             116,200
  Long-term debt                              1,069,615           (86,284) (4)  (169,716) (13)      813,615
                                             ----------        ----------      ----------       -----------
    Total capitalization                      1,884,275           (66,625)      (250,681)         1,566,969
                                             ----------        ----------      ----------       -----------
Minority Interest in
 Consolidated Subsidiary                        100,000          (100,000) (4)                            0
                                              ----------        ----------      ----------       -----------

Obligations Under Capital Leases                 42,459                          (42,459) (13)            0
                                             ----------        ----------      ----------       -----------

Rate Reduction Bond Obligation                        0         1,550,242  (5)                    1,550,242
                                             ----------        ----------      ----------       -----------

Current Liabilities:
  Notes payable to banks                        110,000           (52,356) (4)    86,389  (13)     ( 28,745)
  Long-term debt and preferred
  stock-current portion                         160,000          (160,000) (4)                            0
Obligations under capital leases
current portion                                  90,023                          (90,023) (13)            0
  Accounts payable                              155,217                                             155,217
  Accounts payable to affiliated companies      123,167                                             123,167
 Accrued taxes                                   70,166          (407,535) (6)    12,690  (14)     (324,679)
  Accrued interest                               16,652           (32,765) (7)   (19,200) (14)      (35,313)
  Other                                          29,065                                              29,065
                                             ----------        ----------      ----------       -----------
                                                754,290          (652,656)      (182,922)           (81,288)
                                             ----------        ----------      ----------       -----------
Deferred Credits and Other
  Long-Term Liabilities:
  Accumulated deferred income taxes             980,728           420,641  (3)  (199,981) (15)    1,201,388
  Accumulated deferred investment
    tax credits                                 101,594                                             101,594
  Decommissioning obligation -
    Millstone 1                                 592,552                         (592,552) (10)            0
  Deferred contractual obligations              167,698                                             167,698
  Other                                         160,777                                             160,777
                                             ----------        ----------      ----------       -----------
                                              2,003,349           420,641       (792,533)         1,631,457
                                             ----------        ----------      ----------       -----------
  Total Capitalization and Liabilities       $4,784,373        $1,151,602    $(1,268,596)        $4,667,379
                                             ==========        ==========      ==========       ===========

*The pro forma balance sheet reflects only the use of proceeds from the described transactions and the direct related impacts on the company's capital structure.

                                                                   Exhibit 2.2

THE CONNECTICUT LIGHT AND POWER COMPANY AND SUBSIDIARIES
PRO FORMA INCOME STATEMENT*
FOR THE 12 MONTHS ENDED SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)
                                                                                                Pro Forma
                                                                                                    Giving
                                                                               Millstone         Effect to
                                              Per Book     Securitization         Sale          Adjustments
                                              --------     --------------      ---------        -----------

                                             ----------        ----------      ---------        ----------
Operating Revenues                           $2,793,144        $               $                $2,793,144
                                             ----------        ----------      ---------        ----------
Operating Expenses:
Operation -
    Fuel, purchased and net
    interchange power                         1,427,996                         (12,524)  (14)   1,415,472
  Other                                         429,412                                            429,412
Maintenance                                     149,207                                            149,207
Depreciation                                    121,507                                            121,507
Amortization of regulatory assets, net          390,410                                            390,410
Federal and state income taxes                  168,046           13,106  (7)   (12,690)  (14)     193,842
Taxes other than income taxes                   144,357                                            144,357
Gain on sale of utility plant                  (286,477)                                          (286,477)
                                             ----------        ----------      ----------       ----------
   Total operating expenses                   2,544,458           13,106            166          2,557,730
                                             ----------        ----------      ----------       ----------
Operating Income                                248,686          (13,106)          (166)           235,414
                                             ----------        ----------      ----------       ----------
 Other Income (Loss):
   Equity in earnings of regional
   nuclear generating companies                   2,857                                              2,857
   Nuclear related costs                        (53,858)                                           (53,858)
    Other, net                                  (20,783)                        151,237  (16)      130,454
 Minority interest in loss
 of subsidiary                                   (9,300)                                            (9,300)

 Income taxes, net                               34,726                         (56,175) (15)      (21,449)
                                              ----------        ----------     ----------       ----------
 Other(loss)income, net                         (46,358)               0         95,062             48,704
                                              ----------        ----------      ---------       ----------
 Income before interest charges                 202,328           (13,106)       94,897            284,119
                                              ----------        ----------      ---------       ----------

 Interest charges:
  Interest on long-term debt                     99,167           (29,007) (7)  (13,153)  (14)      57,007
  Other interest                                  9,344            (3,758) (7)   (6,047)  (14)       (461)
                                              ----------        ----------      ---------       ----------
 Interest charges, net                          108,511           (32,765)      (19,200)            56,546
Net income                                   $   93,817       $    19,659    $  114,097          $ 227,573
                                              ----------        ----------      ---------       ----------
Preferred Stock Dividends                         9,169                                              9,169
                                              ----------        ----------      ---------       ----------
Earnings for Common Shares                   $   84,648       $    19,659    $  114,097          $ 218,404
                                              ==========       ==========     ==========       ===========

*The pro forma income statement only reflects the changes in interest expense
 (net of tax) and preferred dividends that directly result from the described transactions. Adjustments for interest and Principal Amortization on the Rate Reduction Bond Obligation are not included due to the corresponding offset in amortizations.

THE CONNECTICUT LIGHT AND POWER COMPANY AND SUBSIDIARIES
PRO FORMA STAETEMENT OF RETAINED EARNINGS
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)
                                                                 Exhibit 2.1

                                                                                                Pro Forma
                                                                                                  Giving
                                                                               Millstone         Effect to
                                              Per Book     Securitization         Sale          Adjustments
                                              --------     --------------      ---------        -----------
Balance at beginning of period               $  159,435                                          $ 159,435
                                              ----------       ----------      ----------       -----------

Net Income                                       93,817            19,659         114,097 (13)      227,573
Cash dividends on preferred stock                (9,169)                                             (9,169)
Cash dividends on common stock                  (35,000)                          (95,062)         (130,062)
ESOP contribution                                  (267)                                               (267)
                                             ----------        ----------      ----------       -----------
Balance at end of period                        208,816           19,659           19,035           247,510



THE CONNECTICUT LIGHT AND POWER COMPANY AND SUBSIDIARIES
PRO FORMA CAPITAL STRUCTURE
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)

                                                                                                Pro Forma
                                                                                                  Giving
                                                                               Millstone         Effect to
                                              Per Book     Securitization         Sale          Adjustments
Long-term debt                               $1,229,615       $  (246,284)     (169,716)            813,615

Preferred stock not subject
 to mandatory redemption                        116,200                                             116,200
 Common stock equity                            698,460            19,659       (80,965)            637,154
                                             ----------        ----------      ----------       -----------
Total Capitalization                         $2,044,275        $ (226,625)    $(250,681)         $1,566,969
                                             ==========        ==========      ==========       ===========

[1] see adjustments a, b,c and d
[2] see adjustment d
[3] see adjustments b and d
[4] see adjustment c
[5] see adjustment a
[6] see adjustments b, d and e
[7] see adjustment e
[8] see adjustment f
[9] see adjustments g and h
[10] see adjustment g
[11] see adjustments f, g, h, i, j and k
[12] see adjustment f and g
[13] see adjustment j
[14} see adjustments k
[15] see adjustment i
[16] see adjustment h

THE CONNECTICUT LIGHT AND POWER COMPANY AND SUBSIDIARIES
PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)

                                               Debit                Credit
SECURITIZATION ADJUSTMENTS:

a)  Cash                                      $1,550,242
    Rate reduction bond obligation                             $1,550,242

 To record the issuance of
 rate reduction bonds.

b)  Regulatory assets - other                     15,133
    Accrued taxes                                  6,053

      Cash                                                         15,133
     Accumulated deferred income
     taxes                                                          6,053

  To record issuance expenses
  associated with securitization
  and related tax effect

c)  Notes payable to banks                        52,356
    Minority interest in
    consolidated subsidiary                      100,000

 Long-term debt and preferred stock
 current portion                                 160,000
 Long-term debt                                   86,284
 Cash                                                               398,640

 To record the use of securitization
 proceeds to retire short-term and
 long-term debt.

d)  Regulatory assets - other                  1,036,469
    Accrued taxes                                414,588
    Special deposits                             100,000
    Cash                                                             1,136,469
    Accumulated deferred income taxes                                  414,588

  To record the buyout of IPP contracts,
  establishment of escrow and related
  tax effect.

e)  Accrued interest                              32,765
    Federal and State Income Taxes                13,106
 Interest on Long-term debt                                            29,007
 Other interest                                                         3,758
 Accrued taxes                                                         13,106

 To record decrease ininterest costs
 associated with debt repurchase
 and the related tax effect.

 MILLSTONE SALE
 f) Cash                                         764,308
    Electric Utility Plant                                           120,700
 Recoverable Nuclear Costs                                           574,105
 Nuclear Fuel                                                         69,503

 To record the sale of CL&P's ownership
 interest in Millstone, expenses
 associated with sale and
 reduction in stranded costs.

 g) Decommissioning obligation
    - Millstone 1                                 592,552
    Accumulated Provision for Depreciation        279,730
 Recoverable Nuclear Costs
 Nuclear Decommissioning Trusts                                       540,123
 Cash                                                                  49,731
 Recoverable Nuclear Costs                                            282,428

 To record the funding and transfer of
 decommissioning trust funds and
 decommissioning liability.

h.  Cash                                         140,437
    Electric Utility Plant                        10,800
    Other Income                                                         151,237

 To record Proceeds from Joint Owner
 Settlement and CMEEC impacts

i.  Accumulated Deferred Income tax             199,981
    Income taxes                                 56,175
    Cash                                                              256,156

 To reflect taxes associated with the
 gain on the sale of CL&P's ownership
 interest in Millstone and income from
 Joint Owner Settlement and CMEEC
 impacts.

j.  Capital surplus, paid in                     100,000
    retained earnings                             95,062
    Long term debt                               169,716
    Obligations Under Capital Leases              42,459
    Obligations under capital leases-
     Current Portion                              90,023
     Notes payable to banks                       86,389
     Unamortized debt expense                     15,209
        Cash                                                           598,858
To reflect dividends from capital surplus,
dividends from retained earnings, retirement
of long-term debt, retirement of Niantic Bay
Fuel Trust Notes and retirement of short-term
debt with proceeds of sale.


k.   Federal and State Income taxes               12,690
     Accrued interest                             19,200
     Cash                                         12,524
       Fuel, purchased and net interchange
       power                                                            12,524
     Interest on Long-Term Debt                                         13,524
     Other interest                                                      6,047
     Accrued taxes                                                      12,690

To reflect reduced Niantic Bay Fuel Trust payments, reduced interest on debt and increase of cash and associated tax impacts.
